SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

              Date of Report:  February 6, 1997
      Date or earliest event report:  January 31, 1997



                      PHARMHOUSE CORP.
     (Exact Name of Registrant specified in its charter)



  New York                I-7090                 13-2634868
(State of other   (Commission File No.)         (IRS Employer
jurisdiction of                             Identification No.)
 incorporation)



                        860 Broadway
                  New York, New York  10003
          (Address of principal executive offices)

                        (212)477-9400
    (Registrant's telephone number, including area code)




Item 5.        Other Events

     On January 31, 1997, the Registrant and F.W. Woolworth Co. and Woolworth Corporation (collectively, "Woolworth") and their respective affiliates entered into a Mutual Release and Settlement Agreement
(the "Settlement Agreement"), pursuant to which the Registrant and Woolworth resolved their outstanding disputes arising out of the sale by Woolworth to the Registrant of the inventory, fixtures and leases relating to 24 deep discount The Rx Place stores (the "Rx Stores) pursuant to an Asset Purchase Agreement dated April 13, 1995, as amended (the "Asset Purchase Agreement").

          Pursuant to the Settlement Agreement, the Registrant and Woolworth agreed as follows:

     (a) The legal action instituted between Registrant against Woolworth arising out of the Asset Purchase Agreement and pending in the New York Supreme Court has been dismissed with prejudice and all claims asserted by Woolworth in a related arbitration proceeding have been withdrawn with prejudice.

     (b) The Registrant (including its principal officers) exchanged releases subject only to the continuing obligations of the Registrant and Woolworth under the Settlement Agreement described herein.

     (c) Prior to the Settlement Agreement, Woolworth held three promissory notes of the Registrant (which, as of December 28, 1996, were in the aggregate amount, including principal and accrued interest, of approximately $9.5 million, which represented the deferred portion of the purchase price paid by the Registrant to Woolworth for the assets of the Rx Stores under the Asset Purchase Agreement. Woolworth has cancelled and surrendered two of those three promissory notes pursuant to the Settlement Agreement. The third promissory note (in the principal amount of approximately $2.9 million and originally due April 28, 1998) was modified by the terms of the Settlement Agreement (the "Modified Third Note") and, as so modified, represents a remaining obligation of the Registrant in the principal amount of $1 million. The
          Modified Third Note does not bear any interest or other finance charges and is only to be due and payable by the Registrant to Woolworth in the event that on or prior to July 30, 1998, the Registrant either liquidates substantially all of its assets, ceases to conduct substantially all of its operations (except in the event of a merger, consolidation or sale of assets with or to third parties) or files for bankruptcy. If no such event occurs as of July 30, 1998, the Modified Third Note will be surrendered by Woolworth to the Registrant for cancellation and the $1 million obligation evidenced thereby will be irrevocably forgiven. By reason of the foregoing arrangements, the Registrant's indebtedness to Woolworth was reduced by more than $8.5 million after giving effect to the remaining contingent obligation represented by the Modified
          Third Note.

     (d) The Registrant and Woolworth agreed to the following arrangements with respect to the leases and occupancy of the premises of seven (the "Affected Stores") of the 24 Rx
          Stores which were acquired by the Registrant under the Asset Purchase Agreement.

          (i) The lease of one of the Affected Stores has been reassigned to Woolworth and such reassignment shall become effective upon the Registrant's surrender of possession of the premises of that store by not later than May 31, 1997.

          (ii) The Registrant redelivered the lease governing a second Affected Store upon execution of the Settlement Agreement. That lease is the subject of a pending legal action with the landlord and Woolworth has agreed both to assume the defense and to defend the Registrant, at Woolworth's cost, in such action. The Registrant has agreed to surrender the premises of this Affected Store within the earlier of 65 days from the date of the Settlement Agreement or a court order.

          (iii)With respect to the remaining five Affected
               Stores, the Registrant has been granted the option by Woolworth to surrender possession and reassign the lease governing any one or more of these Affected Stores which have not shown a store operating profit during the four month period ending May 31, 1997 as calculated by Pharmhouse (the "Profitability Test"). The option with respect to these five Affected Stores is exercisable by the Registrant up to July 31, 1997. Whether or not the Registrant elects to exercise the foregoing option, Woolworth reserves the right, at any time after the date of the Settlement Agreement, to terminate Registrant's possession of the premises of any one of these five Affected Stores and to require reassignment by Registrant to Woolworth of leases to any one or more of such Affected Stores. Whether the Registrant exercises such option or Woolworth exercises its reassigned right, the Registrant will be required to surrender possession of the premises governing any one of these five Affected Stores within a stipulated period after the date of exercise by the Registrant of such option or by Woolworth of such right of reassignment.

          (iv) Woolworth has undertaken to pay rental and other fixed monthly sums payable to the landlord under each of the leases governing the seven Affected Stores described in clauses (i) through (iii) of this paragraph (d) as well as reimburse the Registrant for additional occupancy costs payable to such landlords through the date of reassignment, redelivery, or in the case of the five Affected Stores referred to in clause (iii), July 31, 1997.

          (v) While the Registrant remains in possession of any of the seven Affected Stores, the Registrant shall be permitted to retain all proceeds from the sale of inventory and other asset sales effected in connection with such occupancy.

     (e)  With respect to the leases governing the remaining 17
          Rx Stores acquired by the Registrant pursuant to the Asset Purchase Agreement, Woolworth shall have no further obligation under the special real estate indemnification provisions in the Asset Purchase Agreement and, in the event that the Registrant fails to perform its obligation under the leases governing these 17 Rx Stores, Woolworth shall have the right to cure any such defaults and to have Registrant reassign such leases in the event that Registrant does not reimburse Woolworth for amounts it shall have paid to cure any such defaults.

     (f) The Registrant has agreed to pay Woolworth certain prior outstanding rentals and other charges through January 31, 1997 (previously accrued in the Registrant's financial statements), subject to certain offsets in the Registrant's favor, which, after giving effect to such offsets, equal approximately $195,000. That amount is to be paid by the Registrant within 120 days after the date of the Settlement Agreement.

     (g) Woolworth extended the term of the Registrant's license to use the service mark "The Rx Place" for an additional three year period beyond that set forth in the Asset
          Purchase Agreement and the Trademark License Agreement executed by the parties. As so extended, the Registrant's license will extend through April 28, 2001 with the right on the part of the Registrant to extend such license for one additional year upon written notice from the Registrant to Woolworth prior to the expiration of the extended license term.

     (h) The Settlement Agreement contains certain other terms and conditions providing for remedies in the event that either one of the parties fails to perform its continuing obligations with respect to the matters and transactions described above.

For further information concerning:

     (i)  the terms and conditions of the Asset Purchase
          Agreement between the Registrant and Woolworth, reference is hereby made to the Registrant's Annual Report on Form 10-K for its fiscal year ended January 28, 1995; and

     (ii) the claims asserted by the Registrant in the legal action and the claims asserted by Woolworth in the related arbitration proceedings which have been dismissed pursuant to the Settlement Agreement, reference is hereby made to
          Note 6 to the Registrant's Consolidated Financial Statements included in the Registrant's Form 10-Q Reports for the fiscal quarters ended August 3, 1996 and November 2, 1996.



                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      PHARMHOUSE CORP.


                                      By:  /s/ Marcie B. Davis
                                      --------------------------
                                          Marcie B. Davis
                                          Executive Vice President

February 6, 1997